UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41742	20-5991472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303,

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 561-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.0001 par value per share	SGMT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On March 25, 2024, Sagimet Biosciences Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2023. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2024, the board of directors of the Company (the “Board”) approved the expansion of the Board from seven directors to nine directors and the appointment of each of Tim Walbert and Paul Hoelscher to serve as directors of the Board, in each case effective as of April 1, 2024 (the “Effective Date”), filling the vacancy created by such increase. Each of Mr. Walbert and Mr. Hoelscher will serve as a Class I director with a term expiring at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) or until his successor is duly elected and qualified or until his earlier resignation, death or removal. As of the Effective Date, Mr. Walbert will serve as a member of each of the Audit Committee of the Board and Compensation Committee of the Board and Mr. Hoelscher will serve as a member and chair of the Audit Committee of the Board.

Mr. Walbert, 57, has served as a senior advisor to Amgen Inc. (“Amgen”) since October 2023. Mr. Walbert was chairman, president and chief executive officer of Horizon Therapeutics plc (“Horizon”), a public biotech company, from June 2008 to October 2023, when it was acquired by Amgen for $28 billion. Before joining Horizon, he was president, chief executive officer and director of IDM Pharma Inc. (“IDM”), a public biotechnology company, which was acquired by Takeda in June 2009. Before IDM, Mr. Walbert served as executive vice president, commercial operations at NeoPharm Inc., a public biotechnology company. From 2001 to 2005, he was divisional vice president and general manager, immunology, at Abbott Laboratories, now AbbVie Inc., leading the global development and launch of the multi-indication biologic HUMIRA, and served as divisional vice president, global cardiovascular strategy. From 1998 to 2001, Mr. Walbert served as director, CELEBREX North America, and Arthritis Team Leader, Asia Pacific, Latin America and Canada, at G.D. Searle & Company. From 1991 to 1998, he also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co. Inc. and Wyeth. He serves on the boards of Mirum Pharmaceuticals, Inc., a public biotech company, and Century Therapeutics, Inc., a public biotech company. He is also a member of the National Organization for Rare Disorders Advisory Board, the Wall Street Journal CEO Council, the cNBC CEO Council and serves on the Board of Trustees of Muhlenberg College. He previously served on the board of directors for Aurinia Pharmaceuticals Inc., a public pharmaceutical company, from 2020 to 2022; Exicure, Inc., a public biotechnology company, from 2019 to 2022; Assertio Therapeutics, Inc., a public biopharma company, from 2014 to 2020; Raptor Pharmaceutical Corp., a public biotechnology company, from 2010 to 2014; XOMA Corporation, a public biotechnology company, from 2011 to 2017; and Sucampo Pharmaceuticals Inc., a public biopharmaceutical company, from 2016 to 2018. He is also a member of Economic Club of Chicago, the Commercial Club of Chicago and the Civic Committee of the Commercial Club of Chicago. Mr. Walbert was a previous board member of the Biotechnology Innovation Organization, the Pharmaceutical Research and Manufacturing Association, the Illinois Biotechnology Innovation Organization and World Business Chicago. Mr. Walbert received a Bachelor of Arts in business from Muhlenberg College in Allentown, PA.

Mr. Hoelscher, 59, served as executive vice president and chief financial officer of Horizon from 2014 until his retirement in May 2022, overseeing all aspects of Horizon’s financial operations. Prior to joining Horizon, Mr. Hoelscher held financial executive positions at OfficeMax, Inc. (“OfficeMax”), a business services company, from 2012 to 2014, including serving as senior vice president, finance – treasury and corporate development and co-leading the integration of OfficeMax and Office Depot Inc. Previously, Mr. Hoelscher held various financial leadership roles of increasing responsibility over nineteen years at Alberto Culver Company, a beauty care company, and worked in the audit practice of KPMG LLP for seven years. Mr. Hoelscher received his B.S. in accountancy from the University of Illinois at Urbana-Champaign and is a certified public accountant. Mr. Hoelscher serves on the board and is audit committee chair of Reneo Pharmaceuticals, Inc, a public pharmaceutical company, and served on the board of trustees of the Illinois Region of The Leukemia & Lymphoma Society from 2007 to 2022, including two terms as board chair.

The Board has determined that Mr. Walbert and Mr. Hoelscher are independent under the applicable Nasdaq listing rules. There are no arrangements or understandings between either Mr. Walbert or Mr. Hoelscher and any other person pursuant to which either such person was selected as a director. There are no related party transactions between the Company and either Mr. Walbert or Mr. Hoelscher (or any of their immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Neither Mr. Walbert nor Mr. Hoelscher have any family relationships with any of the Company’s directors or executive officers.

In accordance with the Company’s non-employee director compensation policy (the “Director Compensation Policy”), the Company will pay each of Mr. Walbert and Mr. Hoelscher respective annual retainers for their service on the Board and committees thereof. In addition, on the Effective Date, pursuant to the Director Compensation Policy, each of Mr. Walbert and Mr. Hoelscher will be granted a stock option with a grant date fair value of $300,000 under the Company’s 2023 Stock Option and Incentive Plan (collectively, the “Initial Option Grants”). The Initial Option Grants shall vest in equal monthly installments over three years following the Effective Date, subject to continued service to the Company.

Also, on March 20, 2024, Richard Rodgers and Jinzi Wu, Ph.D., current members of the Board, notified the Board that they will not stand for re-election at the Company’s Annual Meeting, currently scheduled to be held on June 5, 2024. Mr. Richards and Dr. Wu will continue to serve as directors until the Annual Meeting and their decisions not to stand for re-election were not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. In addition, effective as of the Effective Date, Mr. Rodgers will step down from the Compensation Committee of the Board and as chair of the Audit Committee of the Board. Mr. Rodgers will continue as a member of the Audit Committee until the end of his term. The Company extends its deepest gratitude to each of Mr. Rodgers and Dr. Wu for their distinguished service to the Board and lasting contributions to the Company.

Item 7.01	Regulation FD Disclosure

On March 25, 2024, the Company updated information reflected in a slide presentation, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Representatives of the Company will use the updated presentation in various meetings with investors from time to time.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibits 99.1 and 99.2 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document
99.1	Press Release of Sagimet Biosciences Inc., dated March 25, 2024
99.2	Investor Presentation of Sagimet Biosciences Inc., dated March 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagimet Biosciences Inc.

Date: March 25, 2024	By:	/s/ David Happel
David Happel
Chief Executive Officer